Exhibit 10.4

[SEAL]	PATNI COMPUTER SYSTEMS LTD PLOT NOS: B-45 & B-46. SIPCOT I.T PARK OLD MAHABALIPURAM ROAD (I.T HIGHWAY) SIRUSERI - NAVALUR P.O. 603 103. KANCHEEPURAM DIST. TAMILNADU	/s/ M. SELVAKUMAR M. SELVAKUMAR STAMP VENDOR LIC No. 4255/C1/95 T. Nagar, Chennai - 17.

LEASE DEED

MEMORANDUM OF LEASE DEED entered into at Chennai on this 30th day of September 2004 BETWEEN State Industries Promotion Corporation of Tamilnadu Limited (SIPCOT), a company registered under the Companies Act, 1956 and having its Registered Office at No. 19-A, Rukmani Lakshmipathy Road, Chennai-600 008 represented by Thiru P. Kuppusamy son of Thiru C. Palani, Project Manager, SIPCOT Information Technology Park, Siruseri. And hereinafter referred to as the Party of the First Part, which term shall, unless the context otherwise requires mean and include its representatives, administrators, successors and assigns on the one part AND Messers. Patni Computer Systems Ltd. having their Registered Office at S-1 A Irani Market Compound, Yerawada, Pune PIN 411 006 Represented by their General Manager E. Rajendran, Son of Late Thiru R. Rajan Menon, hereinafter referred to as the Party of the Second Part, which term shall, unless the context otherwise requires, mean and include their representatives, administrators and assigns on the other part witnesseth.

/s/ P. Kuppusamy	For Patni Computer Systems Ltd
PROJECT MANAGER,	/s/ E. Rajendran
SIPCOT I.T. PARK, SIRUSERI.	Authorised Signatory

1.  WHEREAS the Party of the First Part has been incorporated as a Limited Company with an objective to develop industrial area with basic infrastructural facilities and maintenance of such industrial area in Tamilnadu.

WHEREAS the Party of the FIRST PART has acquired the property more fully described in the Schedule ‘A’ hereunder and hereinafter referred to as the said property.

WHEREAS for the due fulfillment of its principal object, Party of the FIRST Part has laid out the said property into various plots, besides setting apart land for the purpose of laying roads, drains and for other common works for the benefit of the occupants of the plots so laid out and WHEREAS it also proposes to effect improvements and betterment schemes for the benefit of all the units of the Industrial Park.

WHEREAS the Party of the FIRST Part proposes to allot the land on a long lease of 99 years in as much as it is felt that the characteristics and homogeneity of the Industrial Park should not be destroyed and WHEREAS the Party of the FIRST Part should have control over the amenities such as Water, Road, Street lights, Drainage, so that these facilities should be made available to the Industrialists in a reasonable and equitable manner.

WHEREAS the Party of the First Part has decided to make available to entrepreneurs, the developed plots in the said property on terms and conditions mentioned hereunder, for the purpose of their locating any approved industry or other business or activity in the plots in the said property under the terms of the lease deed;

WHEREAS the Party of the Second Part made an application to the Party of the First Part for allotment of a plot in the Industrial Park at Siruseri for the purpose of putting up the project for setting up Software Development and Support Services.

/s/ P. Kuppusamy	For Patni Computer Systems Ltd
PROJECT MANAGER,	/s/ E. Rajendran
SIPCOT I.T. PARK, SIRUSERI.	Authorised Signatory

WHEREAS the Party of the First Part allotted the Plot No.(s) (Old Nos.B.45 and B.46) New No.H.6 in the said Industrial Park more fully described in Schedule ‘B’ hereunder and shown distinctly in the plan attached hereto and hereunder referred to as the allotted plot by the Order of Allotment No.D.II/ITP/PCSL./04 dated 5.4.2003 subject to the terms and conditions contained therein.  The Party of the Second Part has accepted the Order of Allotment.

WHEREAS the property described in the Schedule ‘A’ is intended to be utilised only for the purpose of locating an industrial unit and the restrictions and conditions stipulated in this deed are intended only to preserve the character of the said property as an Industrial Park and for the benefit of the other plots of land held by the Party of the First Part or allotted or intended to be allotted by it to other parties similarly situated as the Party of the Second Part.

NOW THIS AGREEMENT WITNESSETH:

2. That in consideration of the allotment of plot made by the Party of the First Part, the Party of the Second Part has paid a sum of Rs.65,62,400/- (Rupees Sixty Five Lakhs Sixty Two Thousand and Four Hundred only) towards plot deposit, Rs.2,34,37,500/- (Rupees Two Crores Thirty Four Lakhs Thirty Seven Thousand and Five Hundred only) towards development charges and Rs.100/- (Rupees one hundred only) towards lease rent as advance being 100% payment in full.

i. The plot deposit of Rs.65,62,400/- (Rupees Sixty Five Lakhs Sixty Two Thousand and Four Hundred only) alone is refundable on the expiry of the lease period.

ii. The receipts towards amenities i.e. development charges amounting to Rs.2,34,37,500/- (Rupees Two Crores Thirty Four Lakhs Thirty Seven Thousand and Five Hundred only) in addition to any development charges which will be collected from the party of Second Part during the currency of lease will be adjusted towards the development expenditure incurred and or to be incurred towards the development of the Industrial Park. Any additional development charges beyond 10% shall be mutually discussed and accepted.

/s/ P. Kuppusamy	For Patni Computer Systems Ltd
PROJECT MANAGER,	/s/ E. Rajendran
SIPCOT I.T. PARK, SIRUSERI	Authorised Signatory

3. The Party of the First Part shall not pay any interest for the amount remitted by the Party of the Second Part.

4.a. That the Party of the Second Part shall have to pay the annual lease rent of Re. One per year for 98 years and Rs. 2/- for the 99th year and the same has been paid in advance in consideration of execution of these presence.

b. The Party of the Second Part shall pay Rs. 17,25,000/-(Rupees Seventeen Lakhs Twenty Five Thousand Only) towards capital cost of water supply system before the execution of water supply agreement and also pay annual water charges at the rate fixed by the Party of the First Part from time to time fixed by the Party of the First Part abiding by the terms of water supply agreement executed. The charges paid on these account shall not be refunded for any reasons.

5. The Party of the First Part allots the property on lease bearing Plot No. mentioned above and more fully described in Schedule ‘B’ to the Party of the Second Part and the Party of the Second Part takes the property aforesaid on lease for a period of 99 (ninety nine) years, AND the Party of the Second Part also agrees to strictly abide by the conditions stipulated in the Lease Deed and also the terms and conditions of Allotment Order, a copy of which is enclosed with this deed.

6. The Party of the Second Part enters upon and takes possession as lessee of the said allotted plot as it is, in consideration whereof the Party of the Second Part has paid 100% of plot deposit, development charges and lease rent.

7. The Lessee should take possession of the demised property within 120 days from the date of allotment order.  Failure to do so will entitle the Party of the First Part to cancel the allotment and the lease.

8. It shall be open to the Party of the First Part, in the event of additional development facilities being taken up or in case of escalation in cost of development works in future as set out in clause.2(ii) herein to collect the pro-rata expenses and charges as additional plot deposit and additional development charges and the Party of the Second Part shall pay the amount as demanded by the Party of the First Part.

/s/ P. Kuppusamy	For Patni Computer Systems Ltd
PROJECT MANAGER,	/s/ E. Rajendran
SIPCOT I.T. PARK, SIRUSERI	Authorised Signatory

9. The Party of the First Part reserves the right to cancel the allotment, disconnect the water supply and forfeit the amount remitted for the plot allotted for the following reasons.

Non-compliance of the terms and conditions of the allotment order, or of this lease deed including non-payment of dues. On such cancellation the Party of the Second Part shall have no right to claim the amount paid towards the plot or the interest already paid.

10. The plot deposit and the development charges prescribed in the allotment order is only tentative. The Party of the First Part reserves the right to revise the amount payable for the plot as fixed in the allotment order, in the event of the Party of the First Part having to pay enhanced compensation for the lands acquired or for any other reasons such as escalation in the cost of development works or for additional works undertaken and such revised plot deposit and development charges shall be paid by the Party of the Second Part. The Party of the Second Part shall also pay the cost of trees, wells and structures, if any, as prescribed by the Party of the first Part and this amount is not refundable by the Party of the First Part at any time for any reason.

In case of cancellation of allotment the commission, if any, paid to SIPCOT approved marketing agent will be recovered from the amount to be refunded, if any, to the Party of the Second Part.

11. Annual Maintenance Charges for the common amenities and facilities like roads, street lighting, sanitation, drainage, sewerage, common buildings, gardens, avenue plants, parks etc., will from time to time be apportioned among the allottees in the Industrial Park in which the above plot is situated. The Party of the Second Part shall pay the same without any demur within the period prescribed. Non payment on due date will automatically entail an interest of 15.5% per annum or such other rate as may be prescribed form time to time.

12.(i).  It shall be open to the Party of the First Part during the currency of the lease to take possession of the said allotted plot together with the factory and other buildings and fixtures located on the same, for any violation of

/s/ P. Kuppusamy	For Patni Computer Systems Ltd
PROJECT MANAGER,	/s/ E. Rajendran
SIPCOT I.T. PARK, SIRUSERI	Authorised Signatory

any conditions of this deed or the terms and conditions of allotment. In such event, the Party of the Second Part shall not be entitled for any compensation for any of the structures on the allotted plot or any refund of any amount that may have been paid by the Party of the Second Part to the Party of the First Part by virtue of this deed.

(ii) That the interest of the Party of the Second Part in the land shall net be sold or attached and sold in satisfaction of attachment of any debt(s) and if it so happens or is likely to happen the Party of the First Part shall be entitled to determine the lease and take possession of the land with all the consequences mentioned above.

(iii) It shall be open to the Party of the First - Part to initiate proceedings under the provisions of the Tamil Nadu Public Premises (Eviction of Unauthorized Occupants) Act, 1975 or under any Statute for the time being it force for eviction as will as for the recovery of the amount due under this deed form the Party of the Second Part without prejudice to resort to any other mode of recovery that may be available.

13. It shall be open to the Party of the First Part to deal with the Property taken by it under the rights conferred on it as per clauses 12(ii) and 14(a) in any manner it likes either by retaining or by leasing it to any other person, without any let or any hindrance or claim whatsoever to the party of the Second Part to compensation and the Party of the Second Part has no right to interdict the same.

14.(i). If, in the opinion of the Party of the First Part, it is found that the land allotted to the Party of the Second Part is not put to use for the purpose for which it was allotted or is in excess of the actual requirements of the Party of the Second Part for the purpose for which it was allotted, the Party of the First Part shall at any time have the right to cancel the allotment in respect of such land or excess land, as the case may be, and resume the same under the provision of TNPPE. In the event of resuming excess land by the party of the first part, the plot deposit and development charges and additional development charges collected from the Party of the Second Part will be suitably modified and refund of the plot deposit alone if any, due to the Party of the Second Part will be made. Development charges, additional development charges, Lease rent, Interest and enhanced interest, if any already paid or due, will not be subject to any refund or modification in such an event.

/s/ P. Kuppusamy	For Patni Computer Systems Ltd
PROJECT MANAGER,	/s/ E. Rajendran
SIPCOT I.T. PARK, SIRUSERI.	Authorised Signatory.

14.(ii)  The plot deposit alone shall be refunded by the Party of the First Part to the Party of the Second Part on the expiry of the period of lease and no compliance with all the terms of the lease. In the event of surrender by the party of the second part, the plot deposit will be refunded in full after forfeiting the initial deposit and processing fee by the party of the first part. The development charges will be refunded after forfeiting an amount of 5% per year or part thereof for the number of years the plot was held by the party of the second part subject to a minimum of 15% and no compensation for improvement of building or other structures erected in the plot shall be made by the party of the first part.

14(iii).  Providing of infrastructure facilities by the First Part, is an ongoing scheme for the overall development of the Park and the expenditure thereon would be incurred over a period of time till the completion of the Park. The development charges and any additional development charges collected during the period of lease from allottees will be adjusted towards development expenditure incurred and or to be incurred for the infrastructure development of the Industrial Park. The Party of the Second Part shall not have any right to claim for infrastructural facilities or claim over such development charges paid to the Party of the First Part.

15.  The Party of the Second Part will take possession of the plot in “as is where is” condition and no further demand for any development, such as earth filling, raising the level etc., shall be entertained. Any other improvement or developments inside the allotted plot is purely at the discretion of the Party of the Second Part.

16.  The Party of the Second Part shall utilise the allotted plot only for the purpose for which it was allotted.

17.  The allottee shall commence commercial production/trail production within 30 months from the date of allotment order. Failure will entail cancellation of allotment and forfeiture of total amount paid towards the extent allotted.

18.  The Party of the second part shall have to commence Construction of buildings within six months from the date of allotment order and be completed within 24 months from the date of allotment order. Before commencing such construction of works on the allotted plot, the allottee should strictly follow the following building regulations prescribed, among others.

i.  All buildings to be constructed should be in conformity with the byelaws of the local body and regulations in force from time to time as well as any other laws, rules and regulations in force relating to the construction and use of premises.

/s/ P. Kuppusamy	For Patni Computer Systems Ltd
PROJECT MANAGER,	/s/ E. Rajendran
SIPCOT I.T. PARK, SIRUSERI.	Authorised Signatory.

However, as per the G.O.Ms.No.169, Industries (MIE.2) dt. 12.9.96, the allottee can start construction immediately after submitting the necessary application for building plan approval to the appropriate authorities, provided a certificate from a Chartered Architect or a Civil Engineer registered with the concerned local body is enclosed conforming that the plan is not violating any rules or regulations, including the zone regulations under the Town and Country Planning Act, 1971. This permission is subject to the undertaking that the portion of the building will be demolished if it is found that the building violates any rules or regulations. The Party of the First Part reserves the right to suggest such modifications or alterations as may be in common interest.

ii.  All survey and other marks demarcating the boundaries of the plots, structures and installations shall be properly preserved and kept in good condition by the Party of the Second Part, at all times. Where more than one allottee is concerned with the same boundary marks and structures the Party of the First Part shall allocate these obligations suitably.

iii.  No temporary or semi-permanent structure shall be built on the plot except during the period of construction or reconstruction in future.

iv.  No construction with katcha or inflammable materials will be permitted on the site allotted.

v.a.  A strip of not less than five meters shall be left open to the sky, within the periphery of the plot on all sides.

v.b.  Before obtaining any plan sanction from concerned authorities consent should be obtained from Project Officer of the party of the first part for the building plan and plans for all structures to be constructed on the plot for the limited purpose of ensuring that a strip of not less than 5 mtrs is left open to the sky within the periphery of the plot on all the sides.

vi.  The provision of any culvert across common drains must be got approved by the Party of the First Part.

vii.  Sewer lines and water lines should be designed in such a way that they are connected to the common lines of the Party of the First Part which will serve the plot.

viii.  The Party of Second Part should make its own arrangements to drain the rainwater from its plot into the common road drain provided by the Party of the First Part.

/s/ P. Kuppusamy	For Patni Computer Systems Ltd
PROJECT MANAGER,	/s/ E. Rajendran
SIPCOT I.T. PARK, SIRUSERI.	Authorised Signatory.

ix.  The Party of the Second Part has to make its own arrangements to treat the effluents solid/liquid to the required standards of the Tamilnadu Pollution Control Board and to regulate dust, smoke, gas, noise, vibrations and prevent fire hazards an comply with the regulations in this regard.

x.  The Party of the Second Part shall treat the industrial effluents to relevant ISI/RIS specifications as applicable to the area/Inland waterways and start construction only after obtaining clearance from the Tamilnadu Pollution Control Board.

xi.  The Party of the First Part will permit the units to connect the collecting system of the Party of the First Party only the effluents treated to the standard of Inland water ways as prescribed by the Pollution Control Board.  Before application for the connection is made, the Party of Second Part shall produce such clearance from the Pollution Control Board.

xii.  The Party of the Second Part shall preserve the manholes constructed if any in the 5-metre corridor and raise the same atleast 45 cm above the formation level in case the natural ground level is raised by the formation at their own cost with prior intimation and approval from the Party of the First Part.

19.  The Party of the Second Part shall, at its own cost, construct and maintain access roads leading from the Industrial Park to the said plot in strict accordance with the specifications and details prescribed by the Party of the First Part.

20.  The Party of the Second Part shall insure all the fixed assets in the plot and renew the insurance periodically.

21.  The Party of the Second Part shall keep the Party of the First Part indemnified against any and all claims for damages, which may be caused to any adjoining buildings or other premises as a consequences of the erection of the buildings and industrial installations by the Party of the Second Part.  The Party of the Second Part shall also keep the Party of the First Part indemnified against all payments whatsoever which, during the progress of work, may become payable or be demanded by the Local Authority in respect of the said works, or of anything done under the authority herein contained.

22.  With the consent of the Party of the Second Part the party of the First Part shall have the right of access into and utilising any portion of the allotted plot, as required at all times, for the purpose of laying pipe lines, cables, underground drainages, channels, or providing such other common facility.  The Party of the First Part shall have

/s/ P. Kuppusamy	For Patni Computer Systems Ltd
PROJECT MANAGER,	/s/ E. Rajendran
SIPCOT I.T. PARK, SIRUSERI.	Authorised Signatory.

further right within the area of the allotted plot including the building standing thereon as and when felt necessary by the Party of the First Part, to lay down, place, maintain, alter, remove or repair any pipes, pipe lines, conduits for service lines, posts, or other appliances or apparatus in, on, under, over, along or across the land in such area for the purposes of providing any common amenities or services for the Industrial Park and the same may be done either directly by any person either generally or specially authorised by the Party of the First Part in this behalf and the Part of the Second Part agrees for the same.

23.  The Party of the Second Part shall not, at any time during the currency of the lease, cause or permit any nuisance in or upon the said land and in particular shall not use or permit the said land to be used for any purpose, which may be obnoxious or injurious or offensive by reason of deposits of solid matter or emission of odour, liquid, dust, smoke, gas, noise vibrations or fire hazards or which may cause permanent damage to the land.  The Party of the First Part shall have full right to prohibit or regulate these matters at all times.

24.  During the period of lease and thereafter the Party of the Second Part at its expense will keep the buildings, premises and other structures clean, free from defect and in good condition.

25.(i).  The Party of the Second Part shall pay all existing and future rates and taxes, charges, claims, assessment and out going of every description, chargeable against the owner or occupier in respect of the allotted plot and any building erected thereon or services received.

ii.  The Party of the Second Part shall bear all expenses in connection with the drawing of power from the main lines to the plot and for the supply of electricity.

iii.  The Party of the Second Part shall execute an agreement for water supply at the time of taking possession of the plot and comply with all terms and conditions of the agreement.

iv.  The Party of the Second Part along with the allottees of the other plots shall bear the maintenance charges for the common amenities and facilities like roads, drainage, sewerage, street lighting etc, at the rates which may be fixed by the Party of the First Part from time to time.

/s/ P. Kuppusamy	For Patni Computer Systems Ltd
PROJECT MANAGER,	/s/ E. Rajendran
SIPCOT I.T. PARK, SIRUSERI.	Authorised Signatory.

26.  The Party of the Second Part shall not assign, sub-let, transfer or part with his interest in the allotted plot either in whole or in part except with the prior written consent of the Party of the First Part. In the event of the Party of Second Part seeking approval for change in constitution, or change in the management or control or amalgamation with any other company or transfer of interest to any third party either in whole or in part, the Party of the First Part shall grant approval provided the Party of Second Part or any person claiming under the Party of Second Part agrees to pay the cost determined by Party of the First Part and the cost determined by Party of First Part shall be final and binding on the Party of Second Part or any person claiming under the Party of Second Part and cannot be questioned in any Court of law.

27.  The Party of the First Part or persons authorised by it shall have the right to enter upon and inspect the said premises, during the currency of the lease at all times.

28.  The Party of the Second Part shall not dump debris or any waste harmful or harmless materials within SIPCOT premises.

29.  The Party of the First Part shall have the powers to direct removal or alteration of any building or structure erected or used contrary to the conditions of the plan or cause the same to be carried out at the cost of the Party of the Second Part.

30.(i)  The Party of the Second Part shall not sink any well, bore well or tube well within the site allotted except with the prior permission of SIPCOT, subject to the conditions as applicable. If any such well exists already in the plot it shall be closed when the Party of the First Part supplies water from a common source.  If any bore well exists already it shall be kept under the control of the Party of the First Part.

(ii)  The Party of the First Part shall have the right to lay pipe lines, sink bore wells or put up any facilities for common use within a strip of 5 mtrs. Left open on all sides within the periphery of the plot on the land allotted to the Party of Second Part without payment of any compensation or rental etc, to the Party of the Second Part.

/s/ P. Kuppusamy	For Patni Computer Systems Ltd
PROJECT MANAGER,	/s/ E. Rajendran
SIPCOT I.T. PARK, SIRUSERI.	Authorised Signatory.

(iii)  The party of the second part shall not draw water from their own bore well/open well/tube well sunk in private lands adjacent to SIPCOT Industrial Park through pipe line unauthorisedly trespassing into SIPCOT premises.  If at any time such trespass is found by SIPCOT water supply will be disconnected besides severing the trespassed water line.

31.  Ten percent of the jobs in the Industrial units coming up in the Industrial Park, shall be reserved to the members of the families of land owners whose lands have been acquired for the Industrial Park, subject to eligibility as per qualifications prescribed for the jobs.

32.  The Party of the First Part shall have the power to grant extension of time, subject to such conditions as may be imposed to the Party of Second Part in all matters, which are required to be done or completed within the prescribed time, under this deed.

33.(i)  The constitution of the Party of the Second Part in case of Proprietory concern/Partnership firm /Board of Directors of private limited company shall not be changed without prior approval of the Party of the First Part. For a public limited company as and when the constitution of the Board of Directors (Professionals) gets changed the same shall be informed to Party of the First Part and acknowledgement obtained within 90 days.

However any change of directors causing change of ownership or management of the party of the second part shall be made only with prior approval of Party of the First Part.

(ii)  Any change in the name or the address of the Registered Office or Administrative Office of the Party of the Second Part should be intimated to the Party of the First Part then and there.

34.  The death of the Party of the Second Part, where it is an individual, should be communicated to the Party of the First Part within a reasonable time. The heir or legal representative should give notice of his claim to the Party of the First Part within three months of the event.

/s/ P. Kuppusamy	For Patni Computer Systems Ltd
PROJECT MANAGER,	/s/ E. Rajendran
SIPCOT I.T. PARK, SIRUSERI.	Authorised Signatory.

35.  During the currency of the lease, any question of dispute or difference in relation to or in connection with the terms of the lease deed shall not be raised by the Party of the Second Part and, if at all raised, such question of dispute or difference shall be referred to an arbitrator appointed by Government of Tamil Nadu.

36.  Only the Courts situate in the City of Chennai shall have jurisdiction to decide upon any dispute or litigation between the parties to this lease deed.

37.  The Party of the First Part reserves the right to impose any further conditions and stipulations, or alterations in the regulations which are reasonable justified and necessary at any time for the establishment of Industrial Park, to implement the conditions of this deed and for the benefit of the Industrial Park as a whole.

38.  The Party of the First Part reserves to itself the right to sell, lease or otherwise deal with any land unleased or unsold, in any manner it deems suitable. It reserves the right to release, waive, modify either wholly or in part, alter any stipulations, obligations and restrictions contained in this deed regarding any plot or other area in the property. The exercise of this right by the Party of the First Part in relation to any such plot or area shall not release the lessee or /purchaser(s) of any other plot in this property from any of the stipulations, obligations and restrictions, affecting and imposed upon the said allotted plot, nor give rise in favour of any lessee or purchaser to any right of action against the party.

39.  The Party of the Second Part shall implement and conform to the various conditions in this deed in relation to the allotted plot at all times.

40.(a).  It shall be open to the Party of the Second Part to ask for in writing and the Party of the First Part to grant a ‘No Objection’ certificate, with or without conditions, to enable the Party of the Second Part to mortgage its interest in the said allotted plot, at any time after taking possession for obtaining financial assistance from financial institutions and banks for implementing the project in the plot and for the projects implemented under the same legal entity of the party of the second part. The Party of the Second Part shall not offer this property as a collateral security to avail loan for other purposes / sister concern etc.

/s/ P. Kuppusamy	For Patni Computer Systems Ltd
PROJECT MANAGER,	/s/ E. Rajendran
SIPCOT I.T. PARK, SIRUSERI.	Authorised Signatory.

(b).  If the Party of the Second Part fails to comply with any of the terms and conditions of lease deed, the Party of the First Part reserves the right to cancel the allotment and resume the land under TNPPE Act. The Financial Institutions/Banks to whom Party of the First Part issues NOC for creating mortgage will be notified with a notice of 90 days to take remedial action.

41.  During the currency of the lease, the ownership of the leased property which is vested with the Party of the First Part shall not be liable to be questioned in any manner and if at all any such question is raised by the Party of the Second Part, the lease will be terminated forthwith and the Party of the First Part will enter the land including the buildings and other appurtenances situated thereon and resume possession of the plot at any time.

42.  The Party of the First Part, at the request and cost of the Party of the Second Part at the end of the said term of 99 years may execute a new lease of the schedule mentioned plot by way of renewal for a similar period of ninety nine years on such covenants and provisions as may be mutually agreed to.

/s/ P. Kuppusamy	For Patni Computer Systems Ltd
PROJECT MANAGER,	/s/ E. Rajendran
SIPCOT I.T. PARK, SIRUSERI.	Authorised Signatory.

SCHEDULE – A

(Description of the Information Technology Park)

All that piece and parcel of land known as the SIPCOT Information Technology Park, Siruseri, comprising of about 926.00 Acres of land situated in Siruseri, Egattur, Kazhipattur, Pudupakkam and Navalur Revenue Villages but in compact block within the Taluk of Chengalpet Sub-Registration District of Thiruporur of Kancheepuram Revenue District. The Information Technology Park is bounded:

On the South By	Pudupakkam and Kazhipattur villages

On the North By	Thalambur and Navalur villages

On the East By	Old Mahabalipuram Road (i.e. IT Highway)

On the West By	Siruseri and Pudupekkani villages

/s/ P. Kuppusamy	For Patni Computer Systems Ltd
PROJECT MANAGER,	/s/ E. Rajendran
SIPCOT I.T. PARK, SIRUSERI.	Authorised Signatory.

SCHEDULE – B

(Description of the property concerned in this lease)

(Value of the property Rs.3,00,00,000/-)

All that piece and parcel of land known as Plot No(s).(Old Nos.B.45 and B.46) New No.H.6 in the SIPCOT’s Information Technology Park at Siruseri within the village limits of Egattur Taluk of Chengalpet Sub-registration District of Thiruporur in Kancheepuram Revenue District containing by admeasurement 18.75 acres/sq.mtrs. or thereabouts and marked by Green Color Coloured boundary lines on the plan annexed hereto, bearing Survey No.117 pt, Of Kazhipattur Village and bounded:

On the North By	:	Plot No.H.4.

On the South By	:	20 mts. Wide Road

On the East By	:	SF.No.117 pt of Kazhipattur

On the West By	:	Earthern Drain

LINEAR MEASUREMENTS	:

East to West on the North	:	403.29 mts (499.99 + 261.75 + 78.99 + 12.56)

East to West on the South	:	400.34 mts.

North to South on the East	:	202.93 mts. (66.84 + 53.53 + 82.56)

North to South on the West	:	211.27 mts (178.02 + 33.25)

/s/ P. Kuppusamy	For Patni Computer Systems Ltd
PROJECT MANAGER,	/s/ E. Rajendran
SIPCOT I.T. PARK, SIRUSERI.	Authorised Signatory.

IN WITNESS WHEREOF Thiru. P. Kuppusamy, Project Manager actioing for and on behalf of the Party of the First Part and Thiru E. Rajendran acting for an on behalf of the Party of the Second Part have hereunto set their hands on the day, month, year first above written.

Signature of Lessor
/s/ P. Kuppusamy
(Party of the First Part)
PROJECT MANAGER,
SIPCOT I.T. PARK, SIRUSERI.
WITNESS:

1. /s/

2. /s/
(S. PACHAIVANNAN)
AD/SIPCOT I.T. PARK/ SIRUSERI

Signature of Lessee

(Party of the Second Part)

For Patni Computer Systems Ltd
/s/ E. Rajendran
Authorised Signatory

Signed and delivered in the presence of:
WITNESS:

1. /s/ R. krishnan (R. KRISHNAN)
GF - 1 Aarabhi Apts
11, 15th Street Nanganallur

2. /s/ G. Vinoth Krishnan (G. VINOTH KRISHNAN)
No 4, Rajiv Gandhi Ave,
Off West Bank Canal Road,
Kottur

IN WITNESS WHEREOF Mr. E Rajendran, an Authorised Signatory for Patni Computer Systems Limited, (the Party of the Second Part) has hereunto signed this Agreement pursuant to the Board Resolution dated 27th April 2004 and Common Seal of the Party of the Second Part has hereunto been affixed on this day of 30th September 2004 in the presence of a Director and a Company Secretary.

For Patni Computer Systems Limited

/s/ E. Rajendran
E Rajendran
Authorised Signatory

IN PRESENCE OF:

1.	/s/ R. krishnan	(R. KRISHNAN)
GF - 1 Aarabhi
11, 15th Street Nanganallur
Chennai - 600 061

2.	/s/ G. Vinoth Krishnan	(G. VINOTH KRISHNAN)
No. 4, Rajiv Gandhi Ave,
Off West Bank Canal Road,
Kottur, Chennai - 85.